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AMENDMENT TO THE SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST
INTERSTATE BANCSYSTEM OF MONTANA, INC. (As Amended and Restated Effective January 1, 1991 or Such Other Dates As Stated Herein or As Required by Law)

Pursuant to Article XII. Amendment and Termination, Section 12.1, of the Plan, the Board of Directors of First Interstate BancSystem of Montana, Incorporated, hereby amends the Plan as follows:


    Article IV. Contributions, paragraph 4.3(a) as reads: "Each Participant may elect, on a form provided by the Committee, to reduce his Compensation by whole number percentage up to and including 6 percent (and effective on or after January 1, 1992, up to and including 10 percent) and to have the amount by which his Compensation is reduced contributed on his behalf by his Employer as a Before-Tax Contribution to the Plan."

Amended to read: "Each Participant may elect, on a form provided by the Committee, to reduce his Compensation by whole number percentage up to and including 6 percent (and effective on or after January 1, 1992 THROUGH SEPTEMBER 30, 1995, up to and including 10 percent, AND EFFECTIVE ON OR AFTER OCTOBER 1, 1995, UP TO AND INCLUDING 15 PERCENT) and to have the amount by which his compensation is reduced contributed on his behalf by his Employer as a Before-Tax Contribution to the Plan."


Signed: /s/ Terrill B. Moore
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